UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 31, 2011
Date of Report (date of earliest event reported)

SCHIFF NUTRITION INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

Schiff Nutrition International, Inc. (the “Company”) has determined that it will not retain Deloitte & Touche LLP (the “Former Accounting Firm”) as its independent registered public accounting firm, effective as of August 31, 2011.  The Company has appointed KPMG LLP (the “New Accounting Firm”) as its new independent registered public accounting firm.  As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with the Former Accounting Firm.

(a) Former Independent Registered Public Accounting Firm

(i) On August 31, 2011, the Company determined that it would not retain the Former Accounting Firm as its independent registered public accounting firm.

(ii)          The report of the Former Accounting Firm on the Company’s financial statements as of and for the years ended May 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  The audit report of the Former Accounting Firm on the effectiveness of internal control over financial reporting as of May 31, 2011 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  No audit report was required of the Former Accounting Firm on the effectiveness of internal control over financial reporting as of May 31, 2010.

(iii) The decision to change the Company’s independent registered public accounting firm was recommended and approved by the Audit Committee of the Board of Directors of the Company.

(iv)         During the two most recent fiscal years ended May 31, 2011 and 2010, and in the subsequent interim period through August 31, 2011, there were no: (a) disagreements with the Former Accounting Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accounting Firm, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements; or (b) reportable events of the kind defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”).

(v)          The Company provided the Former Accounting Firm with a copy of this Current Report on Form 8-K, and the Company requested that the Former Accounting Firm furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company, and if not, stating the respects in which it does not agree.  The Company has received the requested letter from the Former Accounting Firm, and a copy of the letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New Independent Registered Public Accounting Firm

On August 31, 2011, upon the approval of the Audit Committee of the Board of Directors of the Company, the Company appointed KPMG LLP as its independent registered public accounting firm.  During the two most recent fiscal years ended May 31, 2011 and 2010, and in the subsequent interim period through August 31, 2011, the Company has not consulted the New Accounting Firm regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that the New Accounting Firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter of Deloitte & Touche LLP dated September 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ JOSEPH W. BATY
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer

Date: September 7, 2011

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of Deloitte & Touche LLP dated September 6, 2011.